Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of the Registrant as of December 31, 2015 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

Subsidiary	State or Country of Organization
Subsidiary of the Registrant:
CDI Corporation	Pennsylvania
Subsidiaries of CDI Corporation:
CDI AndersElite Limited	United Kingdom
CDI Architects, Inc.	Delaware
CDI Business Solutions GmbH	Germany
CDI Caribe Operations LLC	Puerto Rico
CDI Corporation (International) Limited	United Kingdom
CDI Marine Company, LLC (a)	Florida
C.D.I. Professional Services Group, S. de R.L. de C.V. (b)	Mexico
CDI Professional Services, Ltd.	Canada
CTQ Engineering, LLC*	Delaware
DSPCon Corporation	Delaware
EdgeRock Technologies, LLC	Massachusetts
Management Recruiters International, Inc. (c)	Delaware
Maplehill Corporation	Delaware
CDI-M&T Company, LLC (a)	Pennsylvania
Subsidiaries of CDI AndersElite Limited:
CDI Contractor Services Limited	United Kingdom
Subsidiaries of Management Recruiters International, Inc.:
Brownshill LLC	Delaware
CDI-Infrastructure, LLC (d)	Delaware
MRI Contract Staffing, Inc.	Ohio
Subsidiaries of Brownshill LLC:
Brownshill Holdings Limited	United Kingdom
Browns Canyon LLC	Delaware
Subsidiary of Brownshill Holdings Limited:
MRIWW Franchise Services Ltd.	United Kingdom
Subsidiary of Maplehill Corporation:
Asset Computer Personnel Corporation	Canada
Subsidiary of MRI Contract Staffing, Inc.:
Access Point, LLC	Delaware

*	Not a wholly-owned subsidiary.

(a)	CDI Marine Company, LLC and CDI-M&T Company, LLC also conduct their business using the name CDI Government Services.

(b)	C.D.I. Professional Services Group, S. de R.L. de C.V. also conducts its business using the name CDI.

(c)
Management Recruiters International, Inc. also conducts its business using (or grants to franchisees the right to use) the following names: MRI, MRINetwork, MRI Worldwide, Sales Consultants and Office Mates 5.

(d)	CDI-Infrastructure, LLC also conducts its business using the name L.R. Kimball.